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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-61613 of Rhodes, Inc. on Form S-8 of our report dated January 5, 1996 on the financial statements of the Weberg Division (a division of Weberg Enterprises, Inc.) for the year ended December 31, 1994, appearing in Amendment No. 1 to the Form 8-K of Rhodes, Inc.


DELOITTE & TOUCHE LLP

Denver, Colorado
January 16, 1996